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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 3, 2002
               (Date of Report - Date of Earliest event reported)

                               APCO ARGENTINA INC.
             (Exact name of registrant as specified in its charter)

CAYMAN ISLANDS                                      0-8933                         EIN 98-0199453
(State or other jurisdiction of            (Commission file number)                (I.R.S. employer
incorporation or organization)                                                     identification no.)
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                               ONE WILLIAMS CENTER
                                 MAIL DROP 26-4
                              TULSA, OKLAHOMA 74172
                    (Address of principal executive officer)

                                 (918)-573-2164
              (Registrant's telephone number, including area code)



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Item 4. Changes in Registrant's Certifying Accountant:

On July 3, 2002, Apco Argentina Inc. ("the Company") advised Arthur Andersen LLP
("Andersen") that it would no longer engage the firm as its independent auditors beginning with the quarter ended June 30, 2002. Instead, the company has chosen
Ernst & Young LLP ("E&Y") to serve as the Company's new independent auditors effective the same quarter in accordance with a decision of the Board of Directors.

Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period reporting through March 31, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The Company has provided Andersen with a copy of the foregoing disclosures.
Attached as Exhibit 16.1 is a copy of Andersen's letter, dated July 3, 2002, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits

         (c) Exhibits

         16.1 - Letter from Arthur Andersen LLP to the Securities and Exchange
                Commission dated July 3, 2002.

         99 - Copy of Apco Argentina Inc.'s press release dated July 3, 2002 publicly announcing the event reported herein.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 3, 2002                     By:  /s/ Thomas Bueno
                                             ----------------------------------
                                             Thomas Bueno
                                             President and Chief Operating and
                                             Accounting Officer




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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
16.1                    Letter from Arthur Andersen LLP to the Securities and
                        Exchange Commission dated July 3, 2002.

99                      Copy of Apco Argentina Inc.'s press release dated
                        July 3, 2002 publicly announcing the event reported herein.
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